                                                                    EXHIBIT 32.1

                             LIBERTY PROPERTY TRUST

                           CERTIFICATIONS REQUIRED BY
            RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934

      In connection with the Annual Report of Liberty Property Trust (the "Company") on Form 10-Q for the quarterly period ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, WILLIAM P. HANKOWSKY, President and Chief Executive Officer of the Company, certify in connection with Rule 13a-14(b) under the Securities Exchange Act of 1934, as amended, that based on my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ WILLIAM P. HANKOWSKY
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William P. Hankowsky
Chairman, President and Chief Executive Officer

Date:  August 7, 2006